Exhibit 99.1

FOR IMMEDIATE RELEASE
February 5, 2014

CONTACT:
Investors -     (301) 968-9220
Media -     (301) 968-9400

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
REPORTS $(0.33) NET LOSS PER SHARE AND
$21.47 NET BOOK VALUE PER SHARE

Bethesda, MD - February 5, 2014 - American Capital Mortgage Investment Corp. (“MTGE” or the “Company”) (Nasdaq: MTGE) today reported a net loss for the quarter ended December 31, 2013 of $(17.3) million, or $(0.33) per share, and net book value of $21.47 per share. Economic loss for the period, defined as dividends per share plus the change in net book value per share, was $(0.25) per share, or (1.1)% for the quarter. For the full year 2013, MTGE reported a (4.7)% economic loss on equity.

FOURTH QUARTER 2013 FINANCIAL HIGHLIGHTS

•	$(0.33) per share of net loss

◦	Includes all unrealized gains and losses on investment and hedging portfolios, due to fair value option election and no hedge accounting

•	$0.69 per share of net spread and dollar roll income/(loss)

◦
Includes $(0.17) per share of estimated net carry loss (also known as "dollar roll income/loss") associated with the Company's net short position in agency mortgage backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦
Includes approximately $0.08 per share of "catch-up" premium amortization benefit due primarily to change in projected constant prepayment rate ("CPR") estimates on existing 15 year and 30 year fixed rate agency securities

•	$0.84 per share of estimated taxable income

◦	Estimated undistributed taxable income of $0.77 per share as of December 31, 2013, up $0.17 per share from $0.60 per share as of September 30, 2013

•	$0.65 per share dividend declared on December 18, 2013

•	$21.47 per share net book value as of December 31, 2013

◦	Decreased $(0.90) per share, or (4.0)%, from $22.37 per share as of September 30, 2013

•	(1.1)% economic loss on equity for the quarter, or (4.4)% annualized

◦	Comprised of a $0.65 per share dividend, offset by a $(0.90) per share decrease in net book value

•	Completed acquisition of licensed mortgage servicer Residential Credit Solutions, Inc. ("RCS")

American Capital Mortgage Investment Corp.
February 5, 2014

ADDITIONAL FOURTH QUARTER 2013 HIGHLIGHTS

•	$5.9 billion MBS investment portfolio as of December 31, 2013

◦	$5.6 billion agency securities

◦	$(0.8) billion net short TBA mortgage position

◦	$1.0 billion non-agency securities

•	$39 million investment in mortgage REIT equity securities as of December 31, 2013

◦	Consists of common stock investments across the agency mortgage REIT sector

•	5.1x "at risk" leverage as of December 31, 2013

◦	5.9x excluding net short TBA mortgage position as of December 31, 2013

•	5.8x average "at risk" leverage for the quarter

◦	6.8x excluding average net short TBA mortgage position for the quarter

•	5.7% agency securities actual CPR for the quarter

◦	7.3% projected life CPR for agency securities as of December 31, 2013

•	2.30% annualized net interest rate spread as of December 31, 2013

•	2.27% annualized net interest rate spread and dollar roll income/loss for the quarter

◦	Includes 19 bps of "catch-up" premium amortization benefit due to change in projected CPR

•	1.5 million shares of common stock repurchased during the quarter

◦	Represents approximately 3% of shares outstanding as of September 30, 2013

◦	$19.42 per share average repurchase price, net of expenses

◦	$139.1 million remains available under current board authorization for share repurchases through December 31, 2014

FULL YEAR 2013 HIGHLIGHTS

•	(4.7)% economic loss on equity

◦	Comprised of $3.05 per share in dividends, offset by a $(4.27) per share decrease in net book value

•	$(1.59) per share of net loss

◦	Includes all unrealized gains and losses on investment and hedging portfolios, due to fair value option election and no hedge accounting

•	$3.25 per share of estimated taxable income

◦	Estimated undistributed taxable income of $0.77 per share as of December 31, 2013, down $(0.40) per share from $1.17 per share as of December 31, 2012

•	23.0 million shares of common stock issued during the year

◦	$25.40 per share average net proceeds

•	7.6 million shares of common stock repurchased during the year

◦	Represents approximately 13% of shares outstanding as of March 31, 2013

◦	$20.23 per share average repurchase price, net of expenses

"Last year was an extremely volatile one for the fixed income markets, and in particular for the agency MBS market," commented Gary Kain, MTGE President and Chief Investment Officer. "As such, our strategy emphasized risk management over shorter term returns. However, as we enter 2014, we feel considerably better about the interest rate landscape and have transitioned to a more normal balance between risk and return."

Mr. Kain continued, "At the same time, we are continuing to broaden our investment capabilities with the successful closing of our purchase of Residential Credit Solutions in November 2013. The combined platform not only gives us the ability to invest in mortgage servicing rights, but also significantly enhances our

American Capital Mortgage Investment Corp.
February 5, 2014

capabilities with respect to whole loan investments and credit positions retained from future securitizations. While these opportunities may be somewhat limited in the near term given limited non-agency originations and significant competition for these assets, we remain convinced that they will be an important part of MTGE’s long term success."

"While 2013 share price performance was disappointing, I am heartened by the fact that MTGE has been able to produce a total economic return, defined as a combination of our dividend and change in book value, of over 45% in the less than two and one-half years since our initial public offering," said Malon Wilkus, MTGE Chair and Chief Executive Officer. "This is a tremendous result when you consider the challenging market conditions that have persisted throughout the most recent half of our existence as a public company."

"With MTGE’s stock trading at a meaningful discount to its net book value, we have continued to execute our common stock repurchase program," Mr. Wilkus continued. "During 2013, we repurchased 7.6 million shares of our common stock, or approximately 13% of our shares outstanding as of March 31, 2013, at an average price of $20.23. During the fourth quarter, we repurchased almost 3% of our shares outstanding as of September 30, 2013, at an average price of $19.42. We believe this repurchase activity has been accretive and in the best interest of shareholders, and we remain committed to this program under the right market conditions."

NET BOOK VALUE

As of December 31, 2013, the Company's net book value per share was $21.47, or $(0.90) per share lower than the net book value per share of $22.37 as of September 30, 2013.

INVESTMENT PORTFOLIO

As of December 31, 2013, the Company's investment portfolio included $5.6 billion of agency securities, $(0.8) billion of net short TBA securities, $1.0 billion of non-agency securities, and $39 million of investments in agency mortgage REIT equity securities.

The Company accounts for dollar roll positions as derivative instruments and recognizes dollar roll income/loss in other gains (losses), net on the Company's financial statements. As of December 31, 2013, the Company's net short TBA mortgage portfolio had a fair value and cost basis of approximately $(0.8) billion, with a net carrying value of $1.0 million reported in derivative assets/(liabilities) on the Company's balance sheet.

As of December 31, 2013, the Company's agency MBS investment portfolio was comprised of $4.4 billion of fixed rate investments, inclusive of the net short TBA position, and $0.5 billion of adjustable-rate securities.

As of December 31, 2013, the Company's agency fixed rate mortgage investments were comprised of $2.5 billion ≤15 year securities, $0.2 billion 20 year securities, $2.5 billion 30 year securities, $(0.6) billion 15 year net short TBA securities, $(0.2) billion 30 year net short TBA securities and $26.8 million agency CMOs at fair value. As of December 31, 2013, ≤15 year fixed rate investments, inclusive of the net short TBA position, represented 39% of the Company's agency investment portfolio, a slight increase from 38% as of September 30, 2013, and 30 year fixed rate investments, inclusive of the net short TBA position, represented 48% of the Company's agency investment portfolio, a decrease from 53% as of September 30, 2013.

American Capital Mortgage Investment Corp.
February 5, 2014

As of December 31, 2013, the Company's agency fixed rate mortgage assets, inclusive of the net TBA position, had a weighted average coupon of 3.45%, comprised of a weighted average coupon of 3.08% for ≤15 year securities, 3.30% for 20 year securities, 3.78% for 30 year securities and 3.05% for agency CMOs.

As of December 31, 2013, the Company's $1.0 billion non-agency portfolio was comprised of 46% Alt-A, 19% prime, 12% option ARM and 23% subprime securities. As of December 31, 2013, the Company's non-agency portfolio had a weighted average coupon of 1.43%, comprised of a weighted average coupon of 2.00% for prime, 1.56% for Alt-A, 0.54% for option ARM and 0.91% for subprime securities.

AGENCY CONSTANT PREPAYMENT RATES

The actual CPR for the Company's agency portfolio during the fourth quarter of 2013 was 5.7%, compared to 6.7% during the third quarter of 2013. The CPR published in January 2014 for the Company's agency portfolio held as of December 31, 2013 was 6.3%, and the weighted average projected CPR for the remaining life of the Company's agency securities held as of December 31, 2013 was 7.3%, which was in line with September 30, 2013.

The Company amortizes and accretes premiums and discounts associated with purchases of agency securities into interest income over the estimated life of such securities based on actual and projected CPRs using the effective yield method. The amortization of premiums (net of any accretion of discounts) on the agency portfolio for the quarter was $7.8 million, or $0.15 per share. The Company recognized approximately $4.1 million, or $0.08 per share, of "catch-up" premium amortization benefit during the quarter, as projected CPR estimates fell for the Company's existing 15 year and 30 year, fixed rate securities during the quarter. The projected weighted average CPR estimates for the aggregate agency portfolio were relatively unchanged from September 30, 2013, due mainly to a shift in portfolio composition towards 15 year and other higher CPR agency securities.

The weighted average cost basis of the Company's agency securities was 104.4% of par and the unamortized agency net premium was $246.6 million as of December 31, 2013. As such, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company's agency asset yields.

NON-AGENCY DISCOUNT ACCRETION

The weighted average cost basis of the Company's non-agency portfolio was 60.7% of par as of December 31, 2013. Discount accretion on the non-agency portfolio for the quarter was $10.1 million, or $0.19 per share. The total net discount remaining was $599.8 million as of December 31, 2013, with $235.0 million designated as credit reserves.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD

The Company's average asset yield on its investment portfolio for the fourth quarter was 3.25%, compared to 3.04% for the third quarter. Excluding the impact of "catch-up" premium amortization benefit recognized due to changes in projected CPR estimates, the annualized weighted average yield on the Company's investment portfolio was 3.06% for the fourth quarter, compared to 3.07% for the third quarter. The Company's average asset yield as of December 31, 2013 was 3.18%, an 18 bps increase from 3.00% as of September 30, 2013.

American Capital Mortgage Investment Corp.
February 5, 2014

The Company's average cost of funds (derived from the cost of repurchase agreements and interest rate swaps) decreased 22 bps to 0.99% for the fourth quarter, from 1.21% for the third quarter. The Company's average cost of funds decreased 35 bps to 0.88% as of December 31, 2013 from 1.23% as of September 30, 2013. The decrease in the Company's average cost of funds was due to lower average swap costs as a result of net terminations of swap positions during the quarter.

The Company's average net interest rate spread, inclusive of estimated dollar roll income/loss, for the fourth quarter was 2.27%, an increase of 64 bps from 1.63% for the third quarter. Excluding estimated dollar roll loss, the Company's average net interest rate spread for the fourth quarter was 2.25%, compared to 1.82% for the third quarter. Excluding estimated dollar roll income, the Company's average net interest rate spread was 2.30% as of December 31, 2013, compared to 1.77% as of September 30, 2013.

LEVERAGE AND HEDGING ACTIVITIES

As of December 31, 2013, $6.6 billion of the Company's repurchase agreements were used to fund acquisitions of agency and non-agency securities, while the remaining $0.6 billion were used to fund purchases of U.S. Treasury securities and are not included in the Company's measurements of leverage. Including net short TBA securities and excluding investments in RCS and REIT equity securities, the Company's "at risk" leverage ratio was 5.1x as of December 31, 2013 and averaged 5.8x during the fourth quarter.

The $6.6 billion borrowed under agency and non-agency repurchase agreements as of December 31, 2013 had remaining maturities consisting of:

•	$3.0 billion of one month or less;

•	$0.8 billion between one and two months;

•	$1.5 billion between two and three months;

•	$0.6 billion between three and six months;

•	$0.2 billion between six and nine months;

•	$0.2 billion between nine and twelve months; and

•	$0.3 billion greater than twelve months.

As of December 31, 2013, the Company's agency and non-agency repurchase agreements had an average 90 days remaining to maturity, consistent with September 30, 2013.

As of December 31, 2013, the Company had repurchase agreements with 31 financial institutions and less than 7% of the Company's equity was at risk with any one counterparty, with the top five counterparties representing less than 25% of the Company's equity at risk.

The Company's interest rate swap positions as of December 31, 2013 totaled $3.2 billion in notional amount, at a weighted average fixed pay rate of 1.18% and a weighted average receive rate of 0.24%. Including forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of a 1.90% and a weighted average maturity of 5.4 years as of December 31, 2013. The Company enters into interest rate swaps with longer maturities with the intention of protecting its net book value and longer term earnings potential.
The Company also utilizes interest rate swaptions to mitigate the Company's exposure to larger, more rapid increases in interest rates. As of December 31, 2013, the Company held payer swaption contracts with a total

American Capital Mortgage Investment Corp.
February 5, 2014

notional amount of $2.1 billion and a weighted average expiration of 0.9 years. These swaptions have an underlying weighted average interest rate swap term of 7.5 years, with a weighted average pay rate of 2.99%.
As a partial offset to its interest rate swaps and swaptions, the Company held a $0.4 billion net long position in U.S. Treasury securities and futures.
As of December 31, 2013, 84% of the Company's combined repurchase agreement and net short TBA balance was hedged through interest rate swaps, interest rate swaptions, and U.S. Treasury securities and futures.

OTHER GAINS (LOSSES), NET

The Company has elected to record all investments at fair value with all changes in fair value recorded in current GAAP earnings as other gains (losses). In addition, the Company has not designated any derivatives as hedges for GAAP accounting purposes and therefore all changes in the fair value of derivatives are recorded in current GAAP earnings as other gains (losses).

During the fourth quarter, the Company recorded $(62.3) million in other gains (losses), net, or $(1.20) per share. Other gains (losses), net, for the quarter are comprised of:

•	$(86.8) million of net realized loss on agency securities;

•	$1.2 million of net realized gain on non-agency securities;

•	$(25.0) million of net unrealized loss on agency securities;

•	$13.1 million of net unrealized gain on non-agency securities;

•	$(8.8) million in realized loss on periodic settlements of interest rate swaps;

•	$26.0 million of net realized gain on other derivatives and securities;

•	$14.6 million of net unrealized gain on other derivatives and securities; and

•	$3.4 million of other operating income related to the Company's investment in RCS.

Realized and unrealized net gains on other derivatives and securities during the fourth quarter include $25.3 million of net gain on interest rate swaps and swaptions, $(15.3) million of net loss on U.S. treasury securities and futures, $39.1 million of net gains on TBA mortgage positions, $(9.0) million of dollar roll loss, and $0.5 million net gain on investments in REIT equity securities.

During the fourth quarter, the Company recorded $7.5 million in other operating expense related to its investment in RCS, including servicing expenses and acquisition related costs.

ESTIMATED TAXABLE INCOME

Taxable income for the fourth quarter is estimated at $0.84 per share, or $1.17 higher than GAAP net income per share.

The primary differences between tax and GAAP net income are (i) unrealized gains and losses associated with interest rate swaps and other derivatives and securities marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) timing differences, both temporary and potentially permanent, in the recognition of certain realized gains and losses and (iii) temporary differences related to the amortization and accretion of net premiums and discounts paid on investments.

The Company's estimated taxable income for the fourth quarter excludes $(2.54) per share of estimated net capital losses, which are not deductible from the Company's ordinary taxable income but may be carried forward and applied against future net capital gains for up to five years. Additionally, the Company recorded $0.90 per share of gains on terminated swaps and $0.06 per share of gains on terminated or expired swaptions

American Capital Mortgage Investment Corp.
February 5, 2014

during the fourth quarter, which for income tax purposes are deferred and amortized into future ordinary taxable income over the remaining terms of the underlying swaps.

STOCK REPURCHASE PROGRAM

During the fourth quarter, the Company made open market purchases of 1.5 million shares of its common stock, or 3% of the Company's outstanding shares as of September 30, 2013. The shares were purchased at an average net repurchase price of $19.42 per share, including expenses, totaling $30.0 million. During 2013, the Company purchased 7.6 million shares of its common stock, or approximately 13% of its shares outstanding as of March 31, 2013, for total consideration of approximately $154.1 million, including expenses.

As of December 31, 2013, the Company had an additional $139.1 million available under current board authorization for repurchases of its common stock through December 31, 2014, as authorized by the Board of Directors. The Company intends to repurchase shares when the repurchase price is less than its estimate of the current net book value per share.

FOURTH QUARTER 2013 DIVIDEND DECLARATION
On December 18, 2013, the Board of Directors of the Company declared a fourth quarter dividend of $0.65 per share, which was paid on January 28, 2014, to common stockholders of record as of December 31, 2013. Since the August 2011 initial public offering, the Company has declared and paid a total of $285.0 million in dividends, or $7.65 per share.

As of December 31, 2013, the Company had approximately $39.8 million of estimated undistributed taxable income ("UTI"), or $0.77 per share, net of dividends declared. UTI excludes the Company's net capital loss carryforwards and net deferred gains from terminated or expired swaps and swaptions. As of December 31, 2013, the Company had estimated cumulative non-deductible net capital losses of $(195.2) million, or $(3.80) per share, which may be carried forward and applied against future net capital gains for up to five years. Additionally, as of December 31, 2013, the Company had estimated net deferred gains from terminated swaps of $76.8 million, or $1.49 per share, and net deferred gains from terminated or expired swaptions of $17.1 million, or $0.33 per share, which will be amortized into future ordinary taxable income over the remaining terms of the underlying swaps.

The Company also announced the tax characteristics of its 2013 dividends. The Company's 2013 common stock dividends of $3.05 per share consisted entirely of ordinary dividends, none of which were qualified dividends for federal income tax purposes. Stockholders should receive an IRS Form 1099-DIV containing this information from their brokers, transfer agents or other institutions. For additional detail please visit the Company's website at www.MTGE.com.

INVESTMENT IN RESIDENTIAL CREDIT SOLUTIONS, INC.
On November 27, 2013, a wholly-owned subsidiary of MTGE acquired RCS, a fully-licensed mortgage servicer based in Fort Worth, Texas. RCS has an experienced management team and a fully-developed, scalable infrastructure. RCS has obtained approvals from the Federal National Mortgage Association ("Fannie Mae"), the Federal Home Loan Mortgage Corporation ("Freddie Mac") and the Government National Mortgage Association ("Ginnie Mae") and the requisite state licenses to hold and manage mortgage servicing rights ("MSRs"). As a result of the RCS acquisition, MTGE will be able to opportunistically invest across a much wider spectrum of the mortgage market, including MSRs, and new prime jumbo and other whole

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February 5, 2014

loan investments. Currently, RCS manages a servicing portfolio of approximately 53,000 loans, representing almost $10 billion in unpaid principal balance.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following tables include certain measures of operating performance, such as net spread income and estimated taxable income, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

American Capital Mortgage Investment Corp.
February 5, 2014

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Assets:
Agency securities, at fair value	$5,641,682	$8,397,883	$7,777,532	$6,535,598	$6,367,042
Non-agency securities, at fair value	1,011,217	927,914	930,647	727,351	681,403
REIT equity securities, at fair value	38,807	—	—	—	—
Treasury securities, at fair value	637,342	855,815	1,002,784	—	—
Cash and cash equivalents	206,398	204,129	316,975	311,252	157,314
Restricted cash	21,005	36,725	45,869	32,158	28,493
Interest receivable	20,620	26,924	23,815	19,209	18,265
Derivative assets, at fair value	108,221	154,510	237,514	52,149	23,043
Receivable for securities sold	608,646	201,968	162,571	121,816	—
Receivable under reverse repurchase agreements	22,736	—	1,216,596	1,563,334	418,888
Other assets	81,191	3,997	194	480	1,692
Total assets	$8,397,865	$10,809,865	$11,714,497	$9,363,347	$7,696,140
Liabilities:
Repurchase agreements	$7,158,192	$9,248,346	$7,978,748	$6,137,343	$6,245,791
Payable for agency and non-agency securities purchased	—	186,621	542,865	96,200	—
Payable for U.S. Treasury securities purchased	—	—	498,867	—	—
Derivative liabilities, at fair value	11,327	99,480	90,703	77,997	63,726
Dividend payable	33,381	37,031	44,857	53,075	32,368
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	22,530	—	1,181,829	1,558,429	421,077
Accounts payable and other accrued liabilities	69,715	55,050	107,903	10,476	7,616
Total liabilities	7,295,145	9,626,528	10,445,772	7,933,520	6,770,578
Stockholders' equity:
Preferred stock, $0.01 par value; 50,000 shares authorized, 0 shares issued and outstanding, respectively	—	—	—	—	—
Common stock, $0.01 par value; 300,000 shares authorized, 51,356, 52,902, 56,071, 58,972 and 35,964 issued and outstanding, respectively	514	529	561	590	360
Additional paid-in capital	1,201,826	1,231,797	1,293,824	1,355,687	772,008
Retained earnings (deficit)	(99,620)	(48,989)	(25,660)	73,550	153,194
Total stockholders' equity	1,102,720	1,183,337	1,268,725	1,429,827	925,562
Total liabilities and stockholders' equity	$8,397,865	$10,809,865	$11,714,497	$9,363,347	$7,696,140

Net book value per share	$21.47	$22.37	$22.63	$24.25	$25.74

American Capital Mortgage Investment Corp.
February 5, 2014

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended				For the Year Ended December 31, 2013
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Interest income:
Agency securities	$54,141	$54,587	$51,053	$40,183	$199,964
Non-agency securities	15,497	15,847	12,731	11,293	55,368
Other	56	77	143	91	367
Interest expense	(10,656)	(10,949)	(9,113)	(8,036)	(38,754)
Net interest income	59,038	59,562	54,814	43,531	216,945

Other gains (losses), net:
Realized gain (loss) on agency securities, net	(86,768)	(71,179)	(20,979)	8,674	(170,252)
Realized gain on non-agency securities, net	1,246	5,884	8,307	1,419	16,856
Realized loss on periodic settlements of interest rate swaps, net	(8,778)	(14,449)	(10,045)	(7,734)	(41,006)
Realized gain (loss) on other derivatives and securities, net	25,898	65,258	23,865	(2,448)	112,573
Unrealized gain (loss) on agency securities, net	(24,974)	80,894	(292,864)	(78,840)	(315,784)
Unrealized gain (loss) on non-agency securities, net	13,088	(424)	(23,751)	30,478	19,391
Unrealized gain (loss) on other derivatives and securities, net	14,628	(105,138)	213,307	(15,251)	107,546
Other operating income	3,350	—	—	—	3,350
Total other gains (losses), net	(62,310)	(39,154)	(102,160)	(63,702)	(267,326)

Expenses:
Management fees	4,432	4,725	5,079	4,444	18,680
General and administrative expenses	1,755	1,781	1,928	1,777	7,241
Other operating expense	7,489	—	—	—	7,489
Total expenses	13,676	6,506	7,007	6,221	33,410

Income (loss) before excise tax	(16,948)	13,902	(54,353)	(26,392)	(83,791)
Excise tax	302	200	—	177	679
Net income (loss)	$(17,250)	$13,702	$(54,353)	$(26,569)	$(84,470)

Net income (loss) per share - basic and diluted	$(0.33)	$0.25	$(0.94)	$(0.56)	$(1.59)

Weighted average number of common shares outstanding - basic and diluted	52,028	54,515	57,982	47,469	53,015

Dividends declared per share	$0.65	$0.70	$0.80	$0.90	$3.05

American Capital Mortgage Investment Corp.
February 5, 2014

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (1)
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended				For the Year Ended December 31, 2013
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Interest income:
Agency securities	$54,141	$54,587	$51,053	$40,183	$199,964
Non-agency securities and other	15,553	15,924	12,874	11,384	55,735
Interest expense	(10,656)	(10,949)	(9,113)	(8,036)	(38,754)
Net interest income	59,038	59,562	54,814	43,531	216,945
Dividend income from investments in REIT equity securities (2)	977	—	—	—	977
Realized loss on periodic settlements of interest rate swaps, net	(8,778)	(14,449)	(10,045)	(7,734)	(41,006)
Adjusted net interest income	51,237	45,113	44,769	35,797	176,916
Operating expenses (3)	(6,187)	(6,506)	(7,007)	(6,221)	(25,921)
Net spread income	45,050	38,607	37,762	29,576	150,995
Dollar roll income (loss)	(9,032)	(6,827)	23,214	8,033	15,388
Net spread and dollar roll income	$36,018	$31,780	$60,976	$37,609	$166,383

Weighted average number of common shares outstanding - basic and diluted	52,028	54,515	57,982	47,469	53,015

Net spread income per share - basic and diluted	$0.87	$0.71	$0.65	$0.62	$2.85
Net spread and dollar roll income per share – basic and diluted	$0.69	$0.58	$1.05	$0.79	$3.14

American Capital Mortgage Investment Corp.
February 5, 2014

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (1)
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended				For the Year Ended December 31, 2013
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Net income (loss)	$(17,250)	$13,702	$(54,353)	$(26,569)	$(84,470)
Estimated book to tax differences:
Unrealized (gains) and losses, net
Agency securities	24,974	(80,894)	292,864	78,840	315,784
Non-agency securities	(13,088)	424	23,751	(30,478)	(19,391)
Derivatives and other securities	(14,628)	105,138	(213,307)	15,251	(107,546)
Premium amortization, net	(5,825)	44	(5,730)	1,864	(9,647)
Capital losses in excess of capital gains (4)	132,029	63,131	—	—	195,160
Other realized (gains) losses, net (4)	(66,985)	(55,220)	953	(1,360)	(122,612)
Excise tax and other	4,441	164	(36)	206	4,775
Total book to tax difference	60,918	32,787	98,495	64,323	256,523
Estimated taxable income	$43,668	$46,489	$44,142	$37,754	$172,053

Weighted average number of common shares outstanding - basic and diluted	52,028	54,515	57,982	47,469	53,015

Net estimated taxable income per share – basic and diluted	$0.84	$0.85	$0.76	$0.80	$3.25

American Capital Mortgage Investment Corp.
February 5, 2014

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
KEY PORTFOLIO STATISTICS*(1)
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Ending agency securities, at fair value	$5,641,682	$8,397,883	$7,777,532	$6,535,598	$6,367,042
Ending agency securities, at cost	$5,820,194	$8,551,421	$8,011,964	$6,477,165	$6,229,770
Ending agency securities, at par	$5,573,593	$8,179,581	$7,597,458	$6,117,534	$5,904,666
Average agency securities, at cost	$7,674,009	$8,424,136	$7,288,238	$6,012,033	$5,841,326
Average agency securities, at par	$7,335,621	$8,060,321	$6,869,169	$5,692,708	$5,542,727

Ending non-agency securities, at fair value	$1,011,217	$927,914	$930,647	$727,351	$681,403
Ending non-agency securities, at cost	$927,131	$856,915	$859,224	$632,178	$616,707
Ending non-agency securities, at par	$1,526,918	$1,472,299	$1,500,219	$1,050,021	$1,045,891
Average non-agency securities, at cost	$902,518	$857,048	$751,723	$618,957	$605,956
Average non-agency securities, at par	$1,512,170	$1,484,249	$1,292,633	$1,040,534	$1,026,030

Net TBA portfolio - as of period end, at fair value	$(774,840)	$(1,609,891)	$90,795	$4,490,697	NM
Net TBA portfolio - as of period end, at cost	$(775,859)	$(1,556,881)	$147,236	$4,489,753	NM
Average net TBA portfolio, at cost	$(1,162,138)	$(689,331)	$3,378,283	$746,793	NM

Average total assets, at fair value	$9,899,105	$10,619,499	$10,265,857	$8,222,549	$7,334,654
Average agency and non-agency repurchase agreements	$7,654,594	$8,298,648	$7,083,080	$5,832,005	$5,894,642
Average stockholders' equity	$1,121,806	$1,212,720	$1,379,448	$1,180,931	$915,085

Average coupon	3.04%	3.05%	3.20%	3.17%	3.23%
Average asset yield	3.25%	3.04%	3.17%	3.11%	3.08%
Average cost of funds (5)	0.99%	1.21%	1.08%	1.10%	1.01%
Average net interest rate spread	2.25%	1.82%	2.09%	2.01%	2.07%
Average net interest rate spread, including estimated dollar roll income (6)	2.27%	1.63%	2.30%	2.27%	NM
Average coupon as of period end	2.93%	3.07%	3.10%	3.24%	3.17%
Average asset yield as of period end	3.18%	3.00%	3.10%	3.00%	2.91%
Average cost of funds as of period end	0.88%	1.23%	1.16%	1.10%	1.03%
Average net interest rate spread as of period end	2.30%	1.77%	1.94%	1.90%	1.88%
Average actual CPR for agency securities held during the period	5.7%	6.7%	7.4%	6.3%	6.5%
Average projected life CPR for agency securities as of period end	7.3%	7.3%	6.3%	8.3%	9.3%

American Capital Mortgage Investment Corp.
February 5, 2014

Leverage - average during the period (7)	6.8x	6.8x	5.1x	4.9x	6.4x
Leverage - average during the period, including net TBA position	5.8x	6.3x	7.6x	5.6x	NM
Leverage - as of period end (8)	5.9x	7.0x	6.3x	4.3x	6.7x
Leverage - as of period end, including net TBA position	5.1x	5.7x	6.4x	7.4x	NM

Expenses % of average total assets - annualized (9)	0.2%	0.2%	0.3%	0.3%	0.2%
Expenses % of average stockholders' equity - annualized (9)(10)	2.2%	2.1%	2.0%	2.1%	2.0%
Net book value per share as of period end	$21.47	$22.37	$22.63	$24.25	$25.74
Dividends declared per share	$0.65	$0.70	$0.80	$0.90	$0.90
Net return on average stockholders' equity	(6.0)%	4.5%	(15.8)%	(9.1)%	21.8%
————————

*	Average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized.

NM	Not meaningful. Prior to the first quarter of 2013, the Company's net TBA position consisted of short TBAs used for hedging purposes.

(1)	Table includes non-GAAP financial measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

(2)	Dividend income from investments in REIT equity securities is included in realized gain (loss) on other derivatives and securities, net on the consolidated statements of operations.

(3)	Excludes other operating expenses related to the Company's investment in RCS.

(4)
Capital losses in excess of capital gains represents calendar year 2013 year-to-date capital losses in excess of capital gains. The Company's estimated taxable income for the fourth quarter excludes $(2.54) per share of estimated net capital losses, which are not deductible from the Company's ordinary taxable income but may be carried forward for up to five years and applied against future net capital gains, as well as $0.90 per share of gains on terminated swaps and $0.06 per share of gains on terminated or expired swaptions, which for income tax purposes are deferred and amortized into future ordinary taxable income over the remaining terms of the underlying swaps.

(5)	Weighted average cost of funds includes periodic settlements of interest rate swaps.

(6)
Estimated dollar roll income is net of short TBAs used for hedging purposes. Dollar roll income excludes the impact of other supplemental hedges, and is recognized in gain (loss) on derivative instruments and other securities, net.

(7)
Leverage during the period was calculated by dividing the Company's daily weighted average agency and non-agency repurchase agreements for the period by the Company's average month-ended stockholders' equity for the period less investments in RCS and REIT equity securities. Leverage excludes U.S. Treasury repurchase agreements.

(8)
Leverage at period end was calculated by dividing the sum of the amount outstanding under the Company's agency and non-agency repurchase agreements and the net receivable/payable for unsettled securities at period end by the Company's stockholders' equity at period end less investments in RCS and REIT equity securities. Leverage excludes U.S. Treasury repurchase agreements.

(9)	Expenses exclude $7.5 million in other operating expense related to the Company's investment in RCS, comprised of servicing expenses and acquisition related costs.

(10)	Average stockholders' equity excludes investments in REIT equity securities and RCS.

STOCKHOLDER CALL

MTGE invites shareholders, prospective shareholders and analysts to attend the MTGE shareholder call on February 6, 2014 at 11:00 am ET. The call can be accessed through a live webcast, free of charge, at www.MTGE.com or by dialing (888) 317-6016 (U.S. domestic) or (412) 317-6016 (international). Please advise the operator you are dialing in for the American Capital Mortgage shareholder call. If you do not plan on asking a question on the call and have access to the internet, please take advantage of the webcast.

A slide presentation will accompany the call and will be available at www.MTGE.com. Select the Q4 2013 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio of the shareholder call combined with the slide presentation will be made available on the MTGE website after the call on February 6, 2014. In addition, there will be a phone recording available from 1:00 pm ET February 6, 2014 until 9:00 am ET February 21, 2014. If you are interested in hearing the

American Capital Mortgage Investment Corp.
February 5, 2014

recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The conference number is 10039556.

For further information or questions, please contact MTGE's Investor Relations Department at (301) 968-9220 or IR@MTGE.com.

ABOUT AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.

American Capital Mortgage Investment Corp. is a real estate investment trust that invests in and manages a leveraged portfolio of agency mortgage investments, non-agency mortgage investments and other mortgage-related investments. The Company is externally managed and advised by American Capital MTGE Management, LLC, an affiliate of American Capital, Ltd. ("American Capital"). For further information please refer to www.MTGE.com.

ABOUT AMERICAN CAPITAL, LTD.

American Capital, Ltd. (Nasdaq: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $20 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $117 billion of total assets under management (including levered assets). Through an affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC) with approximately $9 billion of net book value, American Capital Mortgage Investment Corp. (Nasdaq: MTGE) with approximately $1 billion of net book value and American Capital Senior Floating, Ltd. (Nasdaq: ACSF). From its eight offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $750 million. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance or results. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, the receipt of regulatory approval or other closing conditions for a transaction, general economic conditions, market conditions, conditions in the market for agency and non-agency securities and mortgage related investments, and legislative and regulatory changes that could adversely affect the business of the Company. Certain important factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION

American Capital Mortgage Investment Corp.
February 5, 2014

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including net spread income, estimated taxable income and certain financial metrics derived from non-GAAP information, such as estimated undistributed taxable income, which the Company's management uses in its internal analysis of results, and believes may be informative to investors.
Net spread income consists of adjusted net interest income, less total operating expenses. Adjusted net interest income is interest income less interest expense (or "GAAP net interest income"), less other periodic interest rate swap interest costs reported in other income (loss), net.
Estimated taxable income is pre-tax income calculated in accordance with the requirements of the Internal Revenue Code rather than GAAP. Estimated taxable income differs from GAAP income because of both temporary and permanent differences in income and expense recognition. Examples include (i) unrealized gains and losses associated with interest rate swaps and other derivatives and securities marked-to-market in current income for GAAP purposes, but excluded from estimated taxable income until realized or settled, (ii) timing differences, both temporary and potentially permanent, in the recognition of certain realized gains and losses and (iii) temporary differences related to the amortization of net premiums or accretion of discounts on investments. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing of the appropriate tax returns, which occurs after the end of the calendar year of the Company.
The Company believes that these non-GAAP financial measures provide information useful to investors because net spread income is a financial metric used by management and investors and estimated taxable income is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status. The Company also believes that providing investors with net spread income, estimated taxable income and certain financial metrics derived based on such estimated taxable income, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because net spread income and estimated taxable income are an incomplete measure of the Company's financial performance and involve differences from net income computed in accordance with GAAP, net spread income and estimated taxable income should be considered as supplementary to, and not as a substitute for, the Company's net income computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of net spread income and estimated taxable income may not be comparable to other similarly-titled measures of other companies.